Grant Thornton

Accountants and Management Consultants

October 23, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: InternetStudios.com, Inc.
File No. 000-27363

Dear Sir or Madam:

We have read Item 4 of Form 8-K/A of InternetStudios.com, Inc. dated October 23, 2001, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
GRANT THORNTON LLP

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street NW
Washington, DC 20549

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